UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2007

TYCO INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836
(Commission File Number)

Second Floor, 90 Pitts Bay Road
Pembroke, HM 08, Bermuda
(Address of Principal Executive Offices, including Zip Code)

441-292-8674
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events.

On May 14, 2007, Tyco International Ltd. and co-defendants Michael A. Ashcroft and Mark A. Belnick entered into a Memorandum of Understanding with plaintiffs’ counsel in connection with the settlement of 32 purported class action lawsuits. The actions previously had been consolidated and transferred by the Judicial Panel on Multidistrict Litigation to the U.S. District Court for the District of New Hampshire and include Williams v. Tyco International Ltd., Brazen v. Tyco International Ltd., Philip Cirella v. Tyco International Ltd., Hromyak v. Tyco International Ltd., Myers v. Tyco International Ltd., Goldfarb v. Tyco International Ltd., Rappold v. Tyco International Ltd., Mandel v. Tyco International Ltd., and Schuldt v. Tyco International Ltd. and 23 other consolidated securities cases.

Under the terms of the Memorandum of Understanding, the plaintiffs have agreed to release all claims against Tyco, the other settling defendants and ten other individuals in consideration for the payment of $2.975 billion to the certified class and assignment to the class of any net recovery of any claims possessed by Tyco and the other settling defendants against the company’s former auditor, PricewaterhouseCoopers. Defendant PricewaterhouseCoopers is not a settling defendant and is not a party to the memorandum. Tyco and the other settling defendants have denied and continue to deny any wrongdoing and legal liability arising from any of the facts or conduct alleged in the actions.

Pursuant to the terms of the Memorandum of Understanding, L. Dennis Kozlowski, Mark H. Swartz and Frank E. Walsh, Jr., also are excluded from the settling defendants, and the class will assign to Tyco all of their claims against defendants Kozlowski, Swartz and Walsh.   In exchange for the assignment of claims against Kozlowski, Swartz and Walsh, Tyco will agree to pay to the certified class 50% of any net recovery against these defendants.

The parties to the Memorandum of Understanding have agreed to use their best efforts to finalize and execute a final settlement agreement and to apply to the court for approval of the settlement agreement. The Memorandum of Understanding will be null and void if the settlement agreement does not receive final court approval. In addition, Tyco will have the right to terminate the settlement agreement in the event that more than a certain percentage of the certified class opts out of the settling class.

In connection with the settlement, Tyco will incur a charge of $2.975 billion in the current fiscal quarter.

A copy of the press release announcing the settlement of most of the securities class action lawsuits is attached as Exhibit 99.1 to this current report.

Item 9.01. Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

99.1	Press release issued May 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/S/ JOHN S. JENKINS, JR.
John S. Jenkins, Jr.
Vice-President and Corporate Secretary
Date: May 15, 2007

Exhibit Index

Exhibit No.	Description
99.1	Press release issued May 15, 2007.